Exhibit 4.2

América Móvil, S.A. de C.V.,

                             as Issuer

and

Radiomóvil Dipsa, S.A. de C.V.,

                                 as Guarantor

to

JPMorgan Chase Bank,

                             as Trustee

_______________

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 27, 2004

_______________

U.S.$300,000,000

Floating Rate Senior Notes due 2007

TABLE OF CONTENTS

		Page

ARTICLE ONE

DEFINITIONS

Section 101.	Provisions of the Base Indenture	2
Section 102.	Definitions	2

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation and Principal Amount	6
Section 202.	Forms Generally	7
Section 203.	Transfers and Exchanges	19
Section 204.	Form of Trustee’s Certificate of Authentification	22
Section 205.	Maintenance of Office or Agency	22
Section 206.	Luxembourg Listing	22
Section 207	Determinations and Other Duties of the Calculation Agent	23
Section 208	Appointment and Removal of, and Other Matters Relating to, the Calculation Agent	23

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301.	Separability of Invalid Provisions	25
Section 302.	Execution in Counterparts	25
Section 303.	Certain Matters	25

THIRD SUPPLEMENTAL INDENTURE, dated as of April 27, 2004, among América Móvil, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Lago Alberto 366, Edificio Telcel I, Piso 2, Colonia Anáhuac, 11320, Mexico, D.F., Mexico, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor”), having its principal office at Lago Alberto 366, Edificio Telcel I, Piso 2, Colonia Anáhuac, 11320, Mexico, D.F., Mexico, and JPMorgan Chase Bank, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”) to the Indenture, dated as of March 9, 2004, among the Company, the Guarantor and the Trustee (as amended and supplemented, herein called the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Base Indenture provides for the issuance from time to time thereunder, in series, of debt Securities of the Company, and Section 901 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Company desires by this Third Supplemental Indenture to create a series of Securities to be issuable under the Base Indenture, as supplemented by this Third Supplemental Indenture, and to be known as the Company’s “Floating Rate Senior Notes due 2007” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this Third Supplemental Indenture and the terms and provisions of which are to be as specified in this Third Supplemental Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for purposes of the Notes and the Holders thereof;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Third Supplemental Indenture to provide for the Guarantees of the Notes; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

ARTICLE ONE

Definitions

Section 101. Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by the First Supplemental Indenture dated as of March 9, 2004 (the “First Supplemental Indenture”), as further amended and supplemented by the Second Supplemental Indenture dated as of March 9, 2004 (the “Second Supplemental Indenture”) and as further amended and supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Base Indenture shall be bound hereby.

Section 102. Definitions.

For all purposes of this Third Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Third Supplemental Indenture;

(b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this Third Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this Third Supplemental Indenture;

(d) the term “Securities” as defined in the Base Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

(e) the following terms have the meanings given to them in this Section 102(e).

“Agent Member Transferee” has the meaning specified in Section 203(b) hereof.

“Agent Member Transferor” has the meaning specified in Section 203(b) hereof.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Calculation Agent” has the meaning specified in Section 207 hereof.

“Exchange Notes” means the securities with terms substantially identical to the Original Notes (except for the differences provided for herein) issued pursuant to the Exchange Offer.

“Exchange Offer” means an offer made pursuant to an effective registration statement under the Securities Act by the Company and the Guarantor to exchange the Exchange Notes for the Registrable Notes as required by the Registration Rights Agreement.

“Exchange Offer Registration Statement” means a registration statement of the Company and the Guarantor under the Securities Act, meeting the requirements of the Registration Rights Agreement and registering the Exchange Notes pursuant to the Exchange Offer.

“First Supplemental Indenture” has the meaning specified in Section 101 hereof.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes.

“Initial Purchaser” means the initial purchaser of the Notes as defined to the Purchase Agreement.

“Interest Determination Date” means the second London Banking Day preceding each Interest Reset Date (it being understood that the initial Interest Determination Date shall be April 23, 2004).

“Interest Payment Date” means each January 27, April 27, July 27 and October 27, commencing on July 27, 2004.

“Interest Period” means the period from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or April 27, 2004 if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date or until the Stated Maturity of the Notes, as the case may be.

“Interest Reset Date” means April 27, 2004 and each Interest Payment Date.

“London Banking Day” means a day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market.

“Original Notes” means all Notes other than Exchange Notes.

“Owner Transferee” has the meaning specified in Section 203(b) hereof.

“Owner Transferor” has the meaning specified in Section 203(b) hereof.

“Permitted Holder” means, at any time, any Person who, at such time, is the Holder of at least U.S.$5,000,000 in aggregate principal amount of Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 of the Base

Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Agreement” means the Purchase Agreement, dated April 20, 2004, by and among the Company, the Guarantor and the Initial Purchaser.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Notes” means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act.

“Registrable Notes” shall have the meaning assigned to it in the Registration Rights Agreement.

“Registration Default” means occurrence of any of the events set forth in Section 2(d) of the Registration Rights Agreement which gives rise to an obligation on the part of the Company to pay additional interest on the Notes in accordance therewith.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 27, 2004, among the Company, the Guarantor and the Initial Purchaser, as such agreement may be amended from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 202 hereof.

“Resale Registration Statement” means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Registration Rights Agreement, registering the Registrable Notes for resale.

“Restricted Global Note” has the meaning specified in Section 202 hereof.

“Restricted Global Transferred Amount” has the meaning specified in Section 203(b) hereof.

“Restricted Notes” means Notes offered and sold in their initial distribution in transactions exempt from the registration requirements of the Securities Act other than pursuant to Regulation S.

“Restricted Period” means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Original Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of the Original Notes pursuant to the Purchase Agreement occurs.

“Restrictive Legends” has the meaning specified in Section 203(a).

“Reuters Screen LIBO Page” means the LIBO page of the Reuters Monitor Money Rates Service, or a replacement or successor page or service.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act.

“Second Supplemental Indenture” has the meaning specified in Section 101 hereof.

“Stated Maturity of the Notes” means April 27, 2007.

“Telerate Page” means the display on page 3750 of Moneyline Telerate or a replacement or successor page on that service or a successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

“Three-Month LIBOR” means, with respect to any Interest Period and as determined by the Calculation Agent:

(a) the offered rate for three-month deposits in U.S. dollars beginning on the second London Banking Day after the Interest Determination Date as it appears on the Telerate Page at approximately 11:00 a.m., London time, on the Interest Determination Date; or

(b) if the rate described in clause (a) above does not appear on the Telerate Page, or if that Telerate Page is unavailable, on the Interest Determination Date, the arithmetic mean of the offered rates for three-month deposits in U.S. dollars beginning on the second London Banking Day after the Interest Determination Date as those rates appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on the Interest Determination Date, but only if at least two offered rates appear on that page; or

(c) if both (i) the rate described in clause (a) above does not appear on the Telerate Page, or if the Telerate Page is unavailable, and (ii) fewer than two offered rates appear on the Reuters Screen LIBO Page on the Interest Determination Date, then Three-Month LIBOR shall be determined by the Calculation Agent as follows:

(A) the Calculation Agent shall select the principal London offices of four major banks in the London interbank market. The Calculation Agent shall then request each bank to provide its offered quotation of its rate of interest for deposits in U.S. dollars with a three-month maturity beginning on the second London Banking Day after the Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date. These quotes will be for deposits of at least U.S.$1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time.

(B) if at least two banks provide a quotation pursuant to clause (A) above, the Calculation Agent shall compute Three-Month LIBOR as the arithmetic mean of the quotations provided.

(C) if fewer than two banks provide a quotation pursuant to clause (A) above, the Calculation Agent shall then request from three major banks in New York City at approximately 11:00 a.m., New York time, on the Interest Determination Date, quotations of their rates of interest for three-month loans in U.S. dollars to leading European banks, beginning on the second London Banking Day after the Interest Determination Date. These quotes shall be for loans of at least U.S.$1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time. If the Calculation Agent receives at least three of these quotations, the Calculation Agent shall compute Three-Month LIBOR as the arithmetic mean of the quotations provided.

(D) if none of these banks provide a quotation as mentioned, Three-Month LIBOR shall continue to be the rate of Three-Month LIBOR in effect on the Interest Determination Date.

“Unrestricted Global Note” has the meaning specified in Section 202 hereof.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Designation and Principal Amount.

There is hereby authorized and established a series of securities designated the “Floating Rate Senior Notes due 2007”, in an aggregate principal amount of U.S.$300,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other securities of such series pursuant to Sections 304, 305, 306, 906 or 1205 of the Base Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture. The principal of the Notes shall be due and payable at their Stated Maturity.

The Company may, from time to time and without the consent of the Holders, issue additional notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, on terms and conditions identical to those of the Notes, which additional notes, together with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

The Company may issue Exchange Notes (with Guarantees of the Guarantor duly annexed thereto or endorsed thereon) from time to time pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to Section 303 of the Base Indenture, in authorized denominations in exchange for a like principal amount of the Original Notes. Upon any such exchange of Original Notes, the Original Notes so exchanged shall be canceled in accordance with Section 308 of the Base Indenture and shall no longer be deemed Outstanding for any purpose.

The Original Notes and any Exchange Notes shall vote and consent together on all matters as one class and none of the Original Notes nor the Exchange Notes shall have the right to vote or consent as a class separate from one another on any matter.

The Notes shall bear interest at a floating rate equal to Three-Month LIBOR determined for the relevant Interest Period plus 0.625% from April 27, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest shall be payable quarterly in arrears on each Interest Payment Date, unless any such Interest Payment Date would not be a Business Day, in which case the Interest Payment Date will be postponed to the next succeeding Business Day (except that, if that Business Day falls in the next succeeding calendar month, the Interest Payment Date, other than an Interest Payment Date at the

Stated Maturity of the Notes, shall be the immediately preceding Business Day), until the principal thereof is paid or made available for payment on or prior to the Stated Maturity of the Notes; provided, however, that, with respect to any Registrable Notes, if a Registration Default occurs on any day, such Registrable Notes shall bear additional interest as a result thereof (at an incremental rate per annum of 0.50%), as liquidated damages and not as a penalty, from such day to but not including the first day thereafter until no Registration Default is continuing or such Registrable Notes become freely transferable under the Securities Act, all in accordance with the provisions of the Registration Rights Agreement; and provided, further, that any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture. Accrued additional interest, if any, shall be paid in cash in arrears semi-annually on the Interest Payment Dates in each year, commencing on the first Interest Payment Date after the day on which the relevant Registration Default occurs.

The interest rate payable on the Notes shall not be higher than the maximum rate permitted by New York state law as that law may be modified by U.S. law of general application.

Section 202. Forms Generally.

The Notes and the Guarantees annexed thereto or endorsed thereon shall be in substantially the forms set forth in this Section 202, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Third Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof, with Guarantees duly annexed thereto or endorsed thereon.

Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form, with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 202, with such applicable legends as provided herein (each, a “Restricted Global Note”). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company, with Guarantees duly annexed thereto or endorsed thereon, and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 203 hereof.

Upon their original issuance, Notes offered and sold in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form, with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 202, with such applicable legends as provided herein (each, a “Regulation S Global Note”). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company, with Guarantees duly annexed thereto or endorsed thereon, and authenticated by the Trustee as herein provided, for credit by the

Depositary to the respective accounts of beneficial owners of such Notes (or to such other accounts as they may direct) at Euroclear or Clearstream. After such time as the applicable Restricted Period shall have terminated, each such Regulation S Global Note shall be referred to herein as an “Unrestricted Global Note”. The aggregate principal amount of any Regulation S Global Note or any Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 203 hereof.

For all purposes of this Third Supplemental Indenture, the term “Restricted Notes” shall include all Notes, together with Guarantees of the Guarantor annexed thereto or endorsed thereon, issued upon registration or transfer of, in exchange for or in lieu of, Restricted Notes except as otherwise provided in Section 203 hereof.

(a) Form of Face of Note.

[INCLUDE IF NOTE IS A GLOBAL NOTE — THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AS FURTHER SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE AND AS FURTHER SUPPLEMENTED BY THE THIRD SUPPLEMENTAL INDENTURE, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY AMÉRICA MÓVIL, S.A. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO AMÉRICA MÓVIL, S.A. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AS FURTHER SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE AND AS FURTHER SUPPLEMENTED BY THE THIRD SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 203 OF THE THIRD SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — NEITHER THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN NOR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN NOR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE OTHERWISE THAN AS SET FORTH ABOVE, AMÉRICA MÓVIL, S.A. DE C.V., OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN CLAUSE (3) ABOVE), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 203 OF THE THIRD SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF 40 DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.]

AMÉRICA MÓVIL, S.A. DE C.V.

Floating Rate Senior Notes Due 2007

[If Restricted Global Note — CUSIP Number: 02364W AC 9 / ISIN Number: US02364WAC91]

[If Regulation S Global Note — CUSIP Number: P0280A AW 1 / ISIN Number: USP0280AAW10]

No.	U.S.$

América Móvil, S.A. de C.V. (herein called the “Company”, which term includes any successor Person under the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture hereinafter referred to), a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of                      Dollars [if the Note is a Global Note, then insert — or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Notes, shall initially equal U.S.$                     in the aggregate, provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, with terms and conditions identical to those of the Notes, which additional notes, together with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture,] on April 27, 2007 and to pay interest thereon from April 27, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, quarterly in arrears on each Interest Payment Date, unless any such Interest Payment Date would not be a Business Day, in which case the Interest Payment Date will be postponed to the next succeeding Business Day (except that, if that Business Day falls in the next succeeding calendar month, the Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of the Notes, shall be the immediately preceding Business Day), at a floating rate equal to Three-Month LIBOR determined for the relevant Interest Period plus 0.625%, until the principal hereof is paid or made available for payment, provided [if the Note is a Registrable Note, then insert — that, upon the occurrence of a Registration Default in accordance with the Registration Rights Agreement, the per annum interest rate borne by this Note shall increase by adding 0.50% thereto, as liquidated damages and not as a penalty, for the period from the first day on which such Registration Default occurs to but not including the first day thereafter until no Registration Default is continuing or such Registrable Notes become freely transferable under the Securities Act, all in accordance with the provisions of the Registration Rights Agreement, and in which case the Company shall provide notice to the Trustee of such increase in interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note; and provided, further,] that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture.

The interest rate payable on the Notes shall not be higher than the maximum rate permitted by New York state law as that law may be modified by U.S. law of general application.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture and Third Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day) next preceding such scheduled Interest Payment Date [if the Note is a Registrable Note, then insert —, provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if applicable) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture or Third Supplemental Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture and Third Supplemental Indenture.

Payment of the principal of and interest on this Note shall be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, New York City, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. [if the Note is a Global Note, then insert — Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of the Depositary.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture and Third Supplemental Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

AMÉRICA MÓVIL, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

(b) Form of Reverse of Note.

This Note is a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of March 9, 2004 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a First Supplemental Indenture dated as of March 9, 2004 (herein called the “First Supplemental Indenture”), as further supplemented by a Second Supplemental Indenture dated as of March 9, 2004 (herein called the “Second Supplemental Indenture”), and as further supplemented by a Third Supplemental Indenture dated as of April 27, 2004 (herein called the “Third Supplemental Indenture”), among the Company, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor,” which term includes any successor Person under the Indenture) and JPMorgan Chase Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

In the event of redemption of this Note in part only, a new Note of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture.

All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii) of any such taxes, duties, assessments or other governmental charges with respect to a Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii) of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to a Note;

(iv) any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on any series of Notes; and

(v) any payment on a Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States—Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) Rule 3.25.15 is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.25.15 and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15. In addition, such Clause (i)(B) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

The Company shall provide the Trustee with the constancia or other relevant documentation, if any, (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the issuance of the Notes.

All references herein, in the Indenture, in the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Notes or the Guarantees, to principal, premium, if any, or interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company shall be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Notes and the Guarantees to principal in respect of any Note shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Note pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price and the Repurchase Date with respect to any such Repurchase Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1010 of the Indenture.

The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (iii) any Additional Amounts which would otherwise be payable up to but not including the date fixed for redemption, solely if, as a result of any amendment to, or change in, the laws (or any laws, rules, or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules, or regulations becomes effective on or after the date of the Third Supplemental Indenture, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 10%.

The Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor, on the one hand, and the rights of the Holders of the Notes of each series, on the other hand, to be affected under the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding of all series to be affected under the Indenture as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture (considered together as one class for this purpose), on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding of any series to be affected under the Indenture as supplemented (with each such series considered separately for this purpose), on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium and interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or the Third Supplemental Indenture and no provision of this Note or of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or the Third Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Sections 202 and 203 of the Third Supplemental Indenture) the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert — This Note is a Global Note and is subject to the provisions of the Indenture and the Third Supplemental Indenture relating to Global Notes, including the limitations in Section 203 of the Third Supplemental Indenture on transfers and exchanges of Global Notes.]

This Note, the Guarantees, the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, shall have the meanings assigned to them in the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT—______________ (Cust)
TEN ENT — as tenants by the entireties	Custodian _____________ under Uniform (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act ________________ (State)

Additional abbreviations may also be

used though not in the above list.

(c) Form of Guarantee.

Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Guarantor”), hereby fully and unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”), in accordance with the terms of the Indenture, dated as of March 9, 2004 (the “Indenture”), among América Móvil, S.A. de C.V., the Guarantor and JPMorgan Chase Bank, as Trustee, the full and punctual payment when due, whether at maturity, upon redemption, by acceleration or otherwise, of the principal of, premium, if any, and interest on, and any other amounts due under the Notes and all other obligations of the Company under the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, shall be limited to the maximum amount as shall, after giving effect to all other liabilities (fixed and contingent) of the Guarantor, result in the obligations of the Guarantor under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, are expressly set forth, to the extent and in the manner provided, in Article Eleven of the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, and reference is hereby made to such Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, for the precise terms of the Guarantee therein made.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture, by the manual signature of one of its authorized signatories.

The Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

The Guarantee is subject to release upon the terms set forth in the Indenture as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

RADIOMÓVIL DIPSA, S.A. de C.V.,

By:

Name:
Title:

By:
Name:
Title:

Section 203. Transfers and Exchanges

(a) Restricted Notes. Restricted Notes shall be subject to the restrictions on transfer (the “Transfer Restrictions”) provided in the applicable legend(s) (the “Restrictive Legends”) required to be set forth on the face of each Restricted Note pursuant to Section 202, unless compliance with the Transfer Restrictions shall be waived by the Company and the Guarantor in writing delivered to the Trustee.

The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note upon receipt by the Company and the Guarantor of evidence satisfactory to them (which may include an opinion of independent counsel experienced in matters of U.S. federal securities law) that, as of the date of determination, such Restricted Note (a) has been transferred by the Holder thereof pursuant to Rule 144, (b) has been sold pursuant to an effective registration statement under the Securities Act, or (c) has been transferred (i) in a transaction satisfying all the requirements of Rule 903 or 904 (as applicable) of Regulation S or (ii) pursuant to Rule 144A, and receipt by the Trustee of an Officer’s Certificate certifying that the Company and the Guarantor have received such evidence which may include an opinion of counsel stating that the Transfer Restrictions have ceased and terminated with respect to such Note. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company and the Guarantor may terminate the Transfer Restrictions with respect to any particular Restricted Note in such other circumstances as they determine are appropriate for this purpose and shall deliver to the Trustee an opinion of counsel, if any, and Officer’s Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

At the request of the Holder and upon the surrender of such Restricted Notes, together with Guarantees of the Guarantor annexed thereto or endorsed thereon, to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 203, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Note of like aggregate principal amount, but without the

Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted Note) shall thereupon cease to be a “Restricted Note” for all purposes of this Third Supplemental Indenture.

The Company shall notify the Trustee in writing of the effective date of any registration statement registering any Restricted Notes under the Securities Act and shall ensure that any opinion of counsel received by it in connection with the removal of any Restrictive Legend is also addressed to the Trustee. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any opinion of counsel.

As used in this Section 203(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

(b) Transfers Between Global Notes

(i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest (an “Owner Transferor”) in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an “Owner Transferee”) who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 203(b)(i). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an “Agent Member Transferor”) with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an “Agent Member Transferee”) (which shall be an account with Euroclear or Clearstream or both) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the “Restricted Global Transferred Amount”), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(ii) Restricted Global Note to Unrestricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 203(b)(ii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account with Euroclear or Clearstream) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 203(b)(iii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor (which, in the case of beneficial interest in the Regulation S Global Note, must be an account with Euroclear or Clearstream or both) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

(c) In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 203, such transfer or exchange shall be subject to such procedures and requirements as may be reasonably prescribed by the Company, the Guarantor and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Note, the Applicable Procedures.

(d) Notwithstanding the foregoing, during the period of two years after the Closing Date (as defined in the Purchase Agreement), the Company and the Guarantor shall not, and shall not permit any of their Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions) unless, immediately upon any such purchase, the Company, the Guarantor or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Company and the Guarantor further agree to ask their Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

Section 204. Form of Trustee’s Certificate of Authentification

The Trustee’s certificate of authentification shall be in substantially the following form:

This is one of the Notes referred to in the within mentioned Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and as further supplemented by the Third Supplemental Indenture.

Dated:

JPMorgan Chase Bank, as Trustee

By:
Authorized Officer

Section 205. Maintenance of Office or Agency

With respect to any Notes that are not in the form of a Global Note, the Company shall maintain (i) in the Borough of Manhattan, New York City and (ii) in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, an office or agency, in each case, in accordance with Section 1002 of the Base Indenture.

Section 206. Luxembourg Stock Exchange Listing

The Company shall use its best reasonable efforts to list the Notes, subject to official notice of issuance, on the Luxembourg Stock Exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain any listing of the Notes in accordance with the terms of this Section 206; provided that if such listing of the Notes shall be obtained and (i) it subsequently becomes impracticable or unduly burdensome, in the good faith determination of the Company, to maintain, due to changes in listing requirements occurring subsequent to the date hereof or (ii) the Directive of the European Parliament and of the Council 2003/0045 (COD)

is adopted and implemented in Luxembourg in a manner that would require the Company to publish financial information according to accounting principles or standards that are materially different from those it applies in its financial reporting under the securities laws of Mexico and the United States, the Company may de-list the Notes from the Luxembourg Stock Exchange; and, in the event of any such de-listing, the Company shall use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, exchange or system within or outside the European Union as it may reasonably decide, provided that if such alternative admission is not available or is, in the Company’s reasonable opinion, unduly burdensome, the Company shall have no further obligation in respect of any listing of the Notes.

Section 207. Determinations and Other Duties of the Calculation Agent

As long as any Notes are outstanding, the Company shall maintain a calculation agent for calculating the interest rates applicable to the Notes (the “Calculation Agent”). The Calculation Agent shall calculate the interest rate applicable to the Notes for each Interest Period in accordance with Section 201 hereof. The Calculation Agent shall reset the rate of interest on the Notes on each Interest Reset Date. The interest rate set for the Notes on a particular Interest Reset Date shall remain in effect during the Interest Period commencing on that Interest Reset Date. The Calculation Agent shall determine the interest rate applicable to the Notes for each Interest Period on the Interest Determination Date immediately preceding the beginning of the relevant Interest Period. The interest rate determined on an Interest Determination Date shall become effective on and as of the next Interest Reset Date. The Calculation Agent shall notify, in writing, the Company and the Trustee of such interest rate as soon as reasonably practicable after the determination thereof, but in no event later than the last Business Day prior to the commencement of the relevant Interest Period. The Calculation Agent also shall notify, in writing, the Paying Agent and, for so long as the Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange of such interest rate, the relevant Interest Period, the relevant Interest Payment Date and the amount of interest to be paid on the Notes on such Interest Payment Date as soon as reasonably practicable after the determination thereof but in no event later than the last Business Day prior to the commencement of the relevant Interest Period. In addition, the Calculation Agent shall provide or publish, promptly after the Interest Determination Date in respect of each Interest Period, such interest rate, the relevant Interest Period, the relevant Interest Payment Date and the amount of interest to be paid on the Notes on such Interest Payment Date in the same manner as for giving notice to Holders of the Notes pursuant to Section 106 of the Base Indenture and, for so long as any Notes are listed on the Luxembourg Stock Exchange, in a newspaper with general circulation in Luxembourg in accordance with the rules and regulations of the Luxembourg Stock Exchange. The calculations of the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and on the Holders of the Notes. The Calculation Agent shall perform such other actions and undertake such other duties of the Calculation Agent as are described in the Notes to be performed or undertaken by the Calculation Agent.

Section 208. Appointment and Removal of, and Other Matters Relating to, the Calculation Agent

(a) The Company hereby appoints JPMorgan Chase Bank as the initial Calculation Agent of the Company with respect to the Notes, and JPMorgan Chase Bank hereby accepts such appointment in such capacity and its obligations as set forth in this Third Supplemental Indenture upon the terms and conditions set forth in this Third Supplemental Indenture.

(b) The Company hereby agrees to pay the Calculation Agent its fees and expenses as agreed upon separately in writing.

(c) The Calculation Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following terms and conditions (to all of which the Company agrees):

(i) in acting under this Third Supplemental Indenture and in connection with the Notes, the Calculation Agent, acting as agent for the Company, does not assume any obligation toward, or any relationship of agency or trust for or with, any of the holders of such Notes;

(ii) unless herein otherwise specifically provided, any order, certificate, notice, request or communication from the Company made or given under any provision of this Third Supplemental Indenture shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company;

(iii) the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein, in the Notes or in this Third Supplemental Indenture and any duties necessarily incidental thereto;

(iv) the Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any provision contained in a Note, this Third Supplemental Indenture or any information supplied to it by an officer of the Company;

(v) the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its or its employees’ or agents’ gross negligence, willful misconduct or bad faith;

(vi) the Calculation Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(vii) the Calculation Agent may consult with counsel of its own choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon;

(viii) the Calculation Agent makes no representations as to the validity or sufficiency of this Third Supplemental Indenture; and

(ix) the Calculation Agent shall in no event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) The Company shall have the right to remove the Calculation Agent from such capacity at its discretion. The Company shall appoint a bank, trust company, investment banking firm or other financial institution to act as the successor Calculation Agent to JPMorgan Chase Bank or any of its successors in that capacity in the event that:

(i) any acting Calculation Agent is unable or unwilling to act;

(ii) any acting Calculation Agent fails to comply with its obligations under this Third Supplemental Indenture; or

(iii) the Company proposes to remove the Calculation Agent.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301. Separability of Invalid Provisions

In case any one or more of the provisions contained in this Third Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Third Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Third Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 302. Execution in Counterparts

This Third Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303. Certain Matters

The Trustee and the Calculation Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

AMÉRICA MÓVIL, S.A. DE C.V.,
as Issuer

By:
Name: Carlos García Moreno
Title: Attorney-in-Fact

By:
Name: Alejandro Cantú Jiménez
Title: Attorney-in-Fact

RADIOMÓVIL DIPSA, S.A. DE C.V.,
as Guarantor

By:
Name: Carlos García Moreno
Title: Attorney-in-Fact

By:
Name: Alejandro Cantú Jiménez
Title: Attorney-in-Fact

JPMORGAN CHASE BANK, as Trustee

By:
Name: Karen Ferry
Title: Vice President

JPMORGAN CHASE BANK, as Calculation Agent

By:

Name: KAREN FERRY
Title: VICE PRESIDENT

ANNEX A

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 203(b)(i)
of the Supplemental Indenture)

JPMorgan Chase Bank,
as Trustee

Re:	Floating Rate Senior Notes due 2007 of América Móvil, S.A. de C.V. (the “Notes”)

Reference is hereby made to the Third Supplemental Indenture, dated as of April 27, 2004 (the “Supplemental Indenture”), among América Móvil, S.A. de C.V., as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and JPMorgan Chase Bank, as Trustee and Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$                 principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 02364W AC 9) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. P0280A AW 1), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both (Common Code: 019146260; ISIN: USP0280AAW10).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

A-1

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both.

(ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the underwriter or initial purchaser, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144.

[Insert Name of Transferor]
By:

Name:
Title:

Dated:

cc: América Móvil, S.A. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

A-2

ANNEX B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 203(b)(ii)

of the Supplemental Indenture)

JPMorgan Chase Bank,
as Trustee

Re: Floating Rate Senior Notes due 2007 of

América Móvil, S.A. de C.V. (the “Notes”)

Reference is hereby made to the Third Supplemental Indenture, dated as of April 27, 2004 (the “Supplemental Indenture”), among América Móvil, S.A. de C.V., as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and JPMorgan Chase Bank, as Trustee and Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$             principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 02364W AC 9) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No. P0280A AW 1).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

B-1

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the underwriter or initial purchaser, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]
By:

Name:
Title:

Dated:

cc: América Móvil, S.A. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

B-2

ANNEX C

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 203(b)(iii)

of the Supplemental Indenture)

[Transferor Certificate]

JPMorgan Chase Bank,
    as Trustee

Re:	Floating Rate Senior Notes due 2007 of América Móvil, S.A. de C.V. (the “Notes”)

Reference is hereby made to the Third Supplemental Indenture, dated as of April 27, 2004 (the “Supplemental Indenture”), among América Móvil, S.A. de C.V., as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and JPMorgan Chase Bank, as Trustee and Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$                 principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. P0280A AW 1) and held with the Depositary through [Euroclear] [Clearstream] (Common Code: 019146260; ISIN: USP0280AAW10) in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 02364W AC 9).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantor and the underwriter and initial purchaser, if any, of the Notes being transferred.

[Insert Name of Transferor]
By:

Name:
Title:

Dated:

cc: América Móvil, S.A. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

C-2